CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-115044) of AGL Resources Inc. of our report dated June 18, 2004 relating to the financial statements of the AGL Resources Inc. Retirement Savings Plus Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

June 28, 2004